UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070

MENLO PARK, CALIFORNIA 94025

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2012, the United States Patent and Trademark Office Board of Patent Appeals and Interferences (the “Board”) issued its ruling in patent interference proceeding number 105,827 (the “Second Interference”) pending between U.S. patent application No. 12/543,875 (the “’875 Application”) owned by Geron Corporation (“Geron”) and U.S. Patent No. 7,510,876 (the “’876 Patent”) owned by ViaCyte, Inc. (“ViaCyte”). The ’876 Patent claims at issue in the Second Interference and the First Interference referenced in the paragraph below were directed to a cell culture of definitive endoderm cells (multipotent precursor cells capable of differentiating into cells such as pancreatic islet cells).

As previously announced by Geron, on July 16, 2012, the Board issued its rulings in patent interference proceeding number 105,734 (the “First Interference”), which upheld the claims of ViaCyte’s ’876 Patent in their entirety over Geron’s U.S. patent application No. 11/960,477 (the “’477 Application”). In its ruling on the Second Interference, the Board held that the involved claims of Geron’s ’875 Application were patentably indistinct from the claims of the ’477 Application. Therefore, the Board concluded that its decision in the First Interference was binding in the Second Interference. Accordingly, the Board upheld the claims of ViaCyte’s ’876 Patent in their entirety over Geron’s ’875 Application and rejected the involved claims of the ’875 Application. Both the ’477 Application and the ’875 Application are included within Geron’s stem cell intellectual property portfolio that Geron has previously announced it is seeking to divest.

A copy of the Board’s decision in the Second Interference can be obtained on the Interference Portal of the Board of Patent Appeals and Interferences page of the U.S. Patent and Trademark Office website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: August 17, 2012	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary